Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated June 13, 2024, with respect to the financial statements of Bridge Media Networks, LLC, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Detroit, Michigan

June 13, 2024